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                                                                    EXHIBIT 10.5

                          EXECUTIVE PURCHASE AGREEMENT


                 THIS EXECUTIVE PURCHASE AGREEMENT (this "Agreement") is made as of August 13, 1997, by and between Transcend Telecom, L.L.C., a Delaware limited liability company (the "LLC"), Transcend Telecom, Inc., a Delaware corporation (the "Company"), Royce J. Holland ("Executive"), and the Royce J. Holland Family Limited Partnership (the "Partnership," and collectively with Executive, the "Executive Purchasers"). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in paragraph 7 hereof.

                 NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                 1.       PURCHASE AND SALE OF EXECUTIVE SECURITIES.

                 (a) Initial Capital Contribution and Issuance of Executive Securities. Upon execution of this Agreement, (i) Executive shall make a capital contribution to the LLC of one share of the Company's common stock and cash in the amount of $36,921 (Executive's "Initial Capital Contribution") in exchange for, and the LLC shall issue to Executive, 718,750 Class B Units having the rights, obligations, and preferences set forth with respect thereto in the LLC Agreement, and (ii) the Partnership shall make a capital contribution to the LLC in the amount of $36,921 (the Partnership's "Initial Capital Contribution") in exchange for, and the LLC shall issue to the Partnership, 718,750 Class B Units having the rights, obligations, and preferences set forth with respect thereto in the LLC Agreement. Each of the Executive Purchasers shall make such Executive Purchaser's Initial Capital Contribution to the LLC by delivery to the LLC of a cashier's or certified check, or wire transfer of immediately available funds to an account designated by the LLC, in the aggregate amount equal to such Executive Purchaser's Initial Capital Contribution. The aggregate amount of the Initial Capital Contributions made with respect to each Class B Unit issued hereunder shall be considered Basic Contributions made with respect to such Class B Unit.

                 (b) Representations and Warranties of Executive. In connection with the Executive Purchasers' Initial Capital Contributions and the issuance of the Executive Securities hereunder, each of the Executive Purchasers represents and warrants (and Executive represents and warrants on behalf of himself and each other Executive Purchaser) to each of the LLC and the Company that:

                            (i) The Executive Securities to be acquired by the Executive Purchasers pursuant to this Agreement shall be acquired for the Executive Purchasers' own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and the Executive Securities shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.
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                            (ii)  Executive will serve on the Management
         Committee of the LLC and is a management employee of the Company, and each of the Executive Purchasers is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Securities.

                            (iii) Each of the Executive Purchasers is able to bear the economic risk of his investment in the Executive Securities for an indefinite period of time and is aware that transfer of the Executive Securities may not be possible because (A) such transfer is subject to contractual restrictions on transfer set forth herein and in the Securityholders Agreement, and (B) the Executive Securities have not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act and such applicable state securities laws or an exemption from such registration is available.

                           (iv) Each of the Executive Purchasers has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Executive Securities issued hereunder and has had full access to such other information concerning the Company as he has requested.

                            (v)   This Agreement, the LLC Agreement, the
         Securityholders Agreement, and the other agreements contemplated thereby of even date therewith constitute the legal, valid and binding obligations of each Executive Purchaser, enforceable in accordance with their terms, and the execution, delivery and performance of such agreements by each Executive Purchaser and Executive's employment with the Company do not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which any Executive Purchaser is a party or by which any Executive Purchaser is bound or any judgment, order or decree to which any Executive Purchaser is subject.

                 (c) Acknowledgment of At-Will Employment. As an inducement to the LLC and the Company to enter into this Agreement, and as a condition thereto, each of the Executive Purchasers acknowledges and agrees that no agreement or arrangement between the Executive Purchasers and the Company or the LLC (including, without limitation, the issuance of the Executive Securities to the Executive Purchasers and the execution and delivery of this Agreement) shall entitle Executive to remain in the employment of the Company and its Subsidiaries or affect the right of the Company or its Subsidiaries to terminate Executive's employment at any time and for any reason. Executive's initial annual salary, which will remain subject to changes implemented by the Board of Directors of the Company, shall be $200,000.

                 2.       VESTING OF EXECUTIVE SECURITIES.

                 (a) Vesting Schedule. Except as otherwise provided herein, an amount of Unvested Securities (as defined below) shall vest on the date hereof and on each of the first four anniversaries of the date hereof, such that the Executive Securities shall be vested on each such date in accordance with the following schedule:





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
                                                                  Cumulative Percentage of Executive
                          Date                                      Securities Vested on Such Date
                     --------------                            ----------------------------------------

       The date hereof                                                          20%
       The first anniversary of the date hereof                                 40%
       The second anniversary of the date hereof                                60%
       The third anniversary of the date hereof                                 80%
       The fourth anniversary of the date hereof                               100%

Notwithstanding the foregoing sentence, and except as otherwise provided herein, the above vesting schedule shall cease and no Unvested Securities (as defined below) shall vest after the date on which Executive's employment with the Company and its Subsidiaries terminates for any reason; provided that if Executive's employment is terminated by the Company without Cause, the Executive Securities shall thereafter continue to vest in accordance with the above schedule so long as Executive has not committed a Vesting Termination Breach (upon which breach the vesting schedule shall cease, and no Unvested Securities (as defined below) shall vest on or after the date of the first such breach). In the event the LLC or the Company has alleged that Executive has committed a Vesting Termination Breach, Executive disputes such allegation, and the matter is subject to the dispute resolution provisions set forth in paragraph 6, vesting shall be tolled upon the date of the allegation of such breach; provided that (i) if it is ultimately resolved under paragraph 6 that Executive has committed a Vesting Termination Breach, the tolling shall become a permanent cessation such that vesting shall have forever ceased upon the date of such allegation, and (ii) if it is ultimately resolved under paragraph 6 that Executive did not commit a Vesting Termination Breach, a number of Unvested Securities shall vest giving retroactive effect to such vesting schedule such that there shall exist a number of Vested Securities as if the vesting schedule had not been tolled as a result of such allegations.
Executive Securities which have become vested pursuant to this Agreement are referred to herein as "Vested Securities," and all other Executive Securities are referred to herein as "Unvested Securities."

                 (b) Acceleration upon a Qualified Sale of the Company. All Unvested Securities shall become Vested Securities upon the consummation of a Qualified Sale of the Company (as defined below) so long as Executive is employed by the Company or any of its Subsidiaries on the date of such sale (or, if Executive's employment was terminated by the Company without Cause, so long as Executive has not committed a Vesting Termination Breach). A "Qualified Sale of the Company" means either (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or (ii) a transaction or series of transactions (including by way of merger, consolidation, or sale of stock, but not including a Public Offering) the result of which is that the holders of the Company's outstanding voting stock immediately prior to such transaction are after giving effect to such transaction no longer, in the aggregate, the "beneficial owners" (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the





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outstanding voting stock of the Company, in each case where the consideration for such assets or stock in such sale or transfer consists of cash and/or publicly traded equity securities for at least 50% of the outstanding stock of the Company (e.g., 100% of such consideration would have to consist of cash and/or publicly traded equity securities if only 50.01% of such stock were sold in such transaction).

                 (c) Acceleration upon a Public Offering. Upon the consummation of the Company's initial Public Offering, and so long as Executive is employed by the Company or any of its Subsidiaries on the closing date of such offering (or, if Executive's employment was terminated by the Company without Cause, so long as Executive has not committed a Vesting Termination Breach), there will vest the amount of Unvested Securities which were scheduled to vest within the 365 days following such closing date (and the remaining Unvested Securities, if any, shall continue to vest 20% on each anniversary of the date hereof in accordance with clause (a) above, such that the vesting schedule set forth in paragraph (a) above shall have been effectively accelerated by one year).

                 (d) Acceleration upon Death or Disability. All Unvested Shares shall become Vested Shares if Executive's employment with the Company or any of its Subsidiaries terminates by reason of Executive's death or Disability.

                 (e) Other Acceleration. Subject to paragraph 3(h) hereof, any Unvested Securities which the LLC (or its assignees) has not elected to repurchase in the Repurchase Notice (as defined below) (including Unvested Securities originally included in the Repurchase Notice, but for which the election to repurchase was rescinded, pursuant to the terms of paragraph 3, by all of the LLC and/or its assignees having made such election) shall thereafter be deemed Vested Securities.

                 3.       LLC'S REPURCHASE OPTION.

                 (a) The Repurchase Option. Upon (i) the termination of Executive's employment with the Company and its Subsidiaries for any reason other than a termination by the Company without Cause, or (ii) if Executive's employment is terminated by the Company without Cause, upon Executive's commission of a Vesting Termination Breach (the occurrence of either (i) or (ii), a "Repurchase Event"), the Executive Securities then in existence (whether held by an Executive Purchaser or one or more of the Executive Purchasers' transferees) will be subject to repurchase by the LLC at the LLC's election pursuant to the terms and conditions set forth in this paragraph 3 (the "Repurchase Option"). In the event that the LLC or the Company has alleged that Executive has committed a Vesting Termination Breach, Executive disputes such allegation, and the matter is subject to the dispute resolution provisions set forth in paragraph 6, the closing of the repurchase under this paragraph 3 shall not occur unless and until it is ultimately determined that Executive committed a Vesting Termination Breach; provided that during the pendency of such proceeding, the Executive Securities specified in the Repurchase Notice (as defined below) shall not be transferred by any holder thereof to any Person.

                 (b) Repurchase Price. The repurchase price (the "Repurchase Price") for any Vested Securities to be repurchased shall be the Fair Market Value of such securities. The Repurchase Price of any Unvested Securities to be repurchased shall be the lesser of (x) the Fair





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Market Value of such Securities, and (y) the Original Cost of such Securities
(with securities having the lowest Original Cost subject to repurchase prior to securities with a higher Original Cost).

                 (c) Exercise of Repurchase Option. The LLC (by action of the Board) may elect to purchase all or any portion of the Executive Securities by delivering written notice (the "Repurchase Notice") to the holder or holders of the Executive Securities within 30 days after the Repurchase Event. The Repurchase Notice shall set forth the amount, type, and class of Executive Securities (including, if applicable, the amount of Unvested Securities and/or Vested Securities) to be acquired from each such holder. The Executive Securities to be repurchased by the LLC shall first be satisfied to the extent possible from the Executive Securities held by Executive at the time of delivery of the Repurchase Notice. If the amount of Executive Securities then held by Executive is less than the total amount of Executive Securities that the LLC has elected to purchase, the LLC shall purchase the remaining securities elected to be purchased from the other holder(s) of Executive Securities, pro rata according to the amount of Executive Securities held of record by each such other holder at the time of delivery of the Repurchase Notice. The amount of Unvested Securities and Vested Securities to be repurchased hereunder shall be deemed to be allocated among Executive and the other holders of repurchased Executive Securities (if any) pro rata according to the amount of Executive Securities to be purchased from such persons.

                 (d) Assignment by the LLC. The LLC, by action of the Board, will have the right to assign all or any portion of its repurchase rights hereunder to any holder of Investor Equity and/or to any executive employee of the Company or any of its Subsidiaries. Notwithstanding the foregoing, the LLC may not assign to any Person its right to pay a portion of the Repurchase Price for Executive Securities repurchased hereunder in the form of Class C Units (or, after the dissolution and liquidation of the LLC, a promissory note).

                 (e)      Fair Market Value of Repurchased Shares.

                          (i)     The "Fair Market Value" of Executive
         Securities subject to repurchase hereunder shall be determined in accordance with this paragraph (e).

                          (ii) A majority interest of the LLC and/or any assignees of the LLC's repurchase rights (based on the amount of Executive Securities to be purchased by each) and the holders of a majority of the Executive Securities to be repurchased shall attempt in good faith to agree on the Fair Market Value of the Executive Securities. Any agreement reached by such Persons shall be final and binding on all parties hereto.

                          (iii) If such Persons are unable to reach such agreement within 20 days after the giving of Repurchase Notice, the Fair Market Value of any Executive Securities that are publicly traded shall be the average, over a period of 21 days consisting of the date of the Repurchase Event and the 20 consecutive business days prior to that date, of the average of the closing prices of the sales of such securities on all securities exchanges on which such securities may at that time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such securities are not so listed, the average of the





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         representative bid and asked prices quoted in the Nasdaq System as of
         4:00 P.M., New York time, or, if on any day such securities are not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization.

                          (iv) If such Persons are unable to reach agreement pursuant to subparagraph (ii) within 20 days after the giving of Repurchase Notice, and to the extent any Executive Securities are not publicly traded:

                                  (A)      A majority interest of the LLC
         and/or its assignees (based on the amount of Executive Securities to be repurchased by each) and the holders of a majority of the Executive Securities shall each, within 10 days thereafter, choose one investment banker or other appraiser with experience in analyzing and making determinations concerning matters in the telecommunications industry and in valuing entities like the LLC (including the distribution arrangements of the type described in the LLC Agreement), and the two investment bankers/appraisers so selected shall together select a third investment banker/appraiser similarly qualified.

                                  (B)      The three investment
         bankers/appraisers shall first appraise the fair market value of the Company (based on the assumption of an orderly, arm's length sale to a willing unaffiliated buyer). The three investment bankers/appraisers shall then appraise the fair market value of such non- publicly-traded Executive Securities as follows:

                                        1)      the fair market value of each
                 share of Common Stock shall be equal to the fair market value of the Company divided by the total number of shares of Common Stock outstanding on the date of the Repurchase Event (determined on a fully diluted basis (x) with respect to the Preferred Stock and all other outstanding securities convertible into the Company's Common Stock, assuming the conversion of such Preferred Stock and other convertible securities (without regard to any conditions or other restrictions on such conversion), and (y) with respect to all outstanding options, warrants and other rights or securities exercisable or exchangeable for shares of the Company's Common Stock, in accordance with the Treasury Stock Method under generally accepted accounting principles for determination of fully diluted earnings per share);

                                        2)      the fair market value of each
                 share of Preferred Stock shall be equal to the greater of (x) the Liquidation Value (as defined in the Company's certificate of incorporation) of such share, together with all accrued but unpaid dividends thereon (as determined under the Company's certificate of incorporation), and (y) the fair market value (determined in accordance with subparagraph 1) above) of the share(s) of Common Stock (including fractional shares) into which such share of Preferred Stock is convertible on the date of the Repurchase Event;





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                                        3)      the fair market value of each
                 Class B Unit shall be equal to the fair market value of the assets (as determined in accordance with subparagraphs 1), 2), and 4) of this subparagraph (B)) that would be distributed according to the terms of the LLC Agreement with respect to such Class B Unit if the LLC were dissolved and liquidated on the date of the Repurchase Event; and

                                        4)      the fair market value of any
                 other non-publicly-traded Executive Securities (or, for purposes of subparagraph 3) above, any other assets) shall be the fair value of such securities (or other assets), determined on the basis of an orderly, arm's length sale to a willing, unaffiliated buyer, taking into account all relevant factors determinative of value.

         The three investment bankers/appraisers shall, within thirty days of their retention, provide the written results of such appraisals to the LLC and/or its assignees and to each of the holders of Executive Securities.

                                  (C)      The "Fair Market Value" of the
         non-publicly-traded Executive Securities to be repurchased shall be the average of the two appraisals closest to each other, and such amount shall be final and binding on all parties hereto; provided that the LLC (and/or any assignee) may at any time within five days after receiving written notice of such determination rescind its prior exercise of the Repurchase Option by giving written notice of such revocation to the holder or holders of the Executive Securities to be repurchased, and upon such revocation the revoking party will be treated as if it had never exercised such Repurchase Option (it being understood that such revoking parties shall thereafter have no right to re-exercise such Repurchase Option).

                                  (D)      The costs of such appraisal shall be
         allocated between the parties based on the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party; provided that if any parties revoke their exercise of the Repurchase Option pursuant to paragraph
         (C) above, such revoking parties shall bear (pro rata among such revoking parties based on the number of Executive Securities with respect to which each such revoking party had initially exercised its Repurchase Option) any appraisal costs that would be allocated to the holder(s) of Executive Securities under this paragraph (D).

                 (f) Closing of the Repurchase. Within 10 business days after the Repurchase Price for the Executive Securities to be repurchased has been determined, the LLC shall send a notice to each holder of Executive Securities setting forth the consideration to be paid for such shares and the time and place for the closing of the transaction, which date shall not be more than 30 days nor less than five days after the delivery of such notice. At such closing, the holders of Executive Securities shall deliver all certificates (if any exist) evidencing the Executive Securities to be repurchased to the LLC (and/or any assignees of the LLC's repurchase right), and the LLC (and/or any assignees) shall pay for the Executive Securities to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of immediately available funds in the aggregate amount of the Repurchase Price for such securities; provided that in the event the Board determines





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in its good faith discretion that the LLC is not in a position to pay in cash any or all of the Repurchase Price for Executive Securities to be repurchased by it:

                          (i) prior to the dissolution and liquidation of the LLC, the LLC may pay a portion of the Repurchase Price for such securities equal to (x) the aggregate Repurchase Price for the Executive Securities to be repurchased by the LLC minus (y) the Original Cost of such securities, by issuing in exchange for such securities an equal number of the LLC's Class C Units (having the rights and preferences set forth in the LLC Agreement), and for purposes of the LLC Agreement each such Class C Unit shall as of its issuance be deemed to have Basic Contributions made with respect to such Class C Unit equal to (A) the aggregate portion of the Repurchase Price paid by the issuance of Class C Units divided by (B) the number of Class C Units so issued in such repurchase; or

                          (ii) after the dissolution and liquidation of the LLC, the Company (as successor to the rights of the LLC under paragraph 8(e)(ii) below) may pay, in the form of a promissory note, a portion of the Repurchase Price for such securities equal to (x) the aggregate Repurchase Price for the Executive Securities to be repurchased by the LLC minus (y) the Original Cost of such securities. Such a promissory note shall be subordinated to all of the Company's senior debt obligations either then or thereafter incurred, shall earn simple annual interest at the Base Rate, shall have all principal and accrued interest due and payable upon maturity, and shall mature upon the earliest to occur of the Company's initial Public Offering (if such initial Public Offering has not occurred prior to the issuance of such promissory note), a Qualified Sale of the Company, or the fifth anniversary of the issuance of such promissory note.

The purchasers of Executive Securities hereunder shall be entitled to receive customary representations and warranties from the sellers regarding good title to such shares, free and clear of any liens or encumbrances.

                 (g) Restrictions. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Securities by the LLC shall be subject to applicable restrictions contained in the Delaware General Corporation Law, the Delaware Limited Liability Company Act and in the LLC's and its Subsidiaries' debt and equity financing agreements.
If any such restrictions prohibit the repurchase of Executive Securities hereunder which the LLC is otherwise entitled or required to make, the time periods provided in this paragraph 3 shall be suspended, and the LLC may make such repurchases as soon as it is permitted to do so under such restrictions, unless by such time such Repurchase Option has terminated pursuant to paragraph 3(h); provided that notwithstanding the foregoing, in no event shall the time periods provided in this paragraph 3 be suspended for more than 6 months.

                 (h) Termination of Repurchase Option. The rights under this paragraph 3 of the LLC and/or its assignees to repurchase Vested Securities (but not Unvested Securities) shall terminate upon the consummation of a Public Offering. All rights under this paragraph 3 of the LLC and/or its assignees to repurchase Executive Securities (including both Vested Securities and Unvested Securities) shall terminate upon a Qualified Sale of the Company.





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                 4.       RESTRICTIONS ON TRANSFER.

                 (a) Opinion of Valid Transfer. In addition to any other restrictions on transfer imposed by this Agreement, the Securityholders Agreement, or the LLC Agreement, no holder of Executive Securities may sell, transfer or dispose of any Executive Securities (except pursuant to an effective registration statement under the Securities Act) without first delivering to the LLC an opinion of counsel (reasonably acceptable in form and substance to the LLC) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

                 (b) Restrictive Legend. The certificates representing Executive Securities shall bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON AUGUST 13, 1997, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND REPURCHASE OPTIONS SET FORTH IN AN EXECUTIVE PURCHASE AGREEMENT BETWEEN THE ISSUER OF SUCH SECURITIES (THE "ISSUER") AND THE INITIAL HOLDER OF SUCH SECURITIES (THE "INITIAL HOLDER"). A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Executive Securities.

                 (c)      Retention of Executive Stock.

                          (i) No Executive Purchaser shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in any Executive Securities (a "Transfer"), except pursuant to (A) the repurchase provisions of paragraph 3 hereof or of the LLC Agreement, (B) the "Participation Rights" or "Put" provisions set forth in the Securityholders Agreement, or (C) a Sale of the Company (as defined in the Securityholders Agreement) (each of (A), (B), and (C), an "Exempt Transfer").

                          (ii)    The restrictions contained in this paragraph
         (c) shall not apply with respect to transfers of Executive Securities
         (A) pursuant to applicable laws of descent and distribution or (B) among Executive's Family Group; provided that the restrictions contained in this paragraph shall continue to be applicable to the Executive Securities after any such





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         Transfer, the transferees of such Executive Securities shall have agreed in writing to be bound by the provisions of this Agreement with respect to the Executive Securities so transferred, and (prior to the death of Executive) each such transferee of Executive Securities shall have entered into proxies and other agreements satisfactory to the holders of a majority of the Investor Equity pursuant to which Executive shall have the sole right to vote such Executive Securities for all purposes. For purposes of this Agreement, "Family Group" means Executive's spouse and descendants (whether natural or adopted), any trust which at the time of such Transfer and at all times thereafter is and remains solely for the benefit of Executive and/or Executive's spouse and/or descendants and any family partnership the partners of which consist solely of Executive, such spouse, such descendants or such trusts.

                          (iii) The restrictions on the transfer of Executive Securities set forth in this paragraph (c) shall continue with respect to each Executive Security following any Transfer thereof (other than an Exempt Transfer); provided that upon the consummation of a Public Offering the restrictions set forth in this paragraph (c) shall thereafter cease to apply to all Vested Securities (it being understood that such restrictions shall continue to apply to all Unvested Securities until such time as they become Vested Securities in accordance with the terms hereof).

                 5.       ISSUANCE OF TIER I AND TIER II OPTIONS.

                 (a) In the event of a dissolution and liquidation of the LLC upon the consummation of a Public Offering (a "Public Offering Liquidation"), if the Management Percentage for such Public Offering Liquidation is less than 33.3% the Company shall contemporaneously with such liquidation issue to each holder of Class B Units:

                          (i) options (the "Tier I Options") entitling the holder to acquire, at an exercise price per share equal to the IPO Price, a number of shares of the Company's Common Stock equal to the lesser of (x) the number of shares of Common Stock that such holder would have received under the LLC Agreement in connection with such Public Offering Liquidation if the Management Percentage had been 10%, and (y) the difference of (A) the number of shares of Common Stock that such holder would have received in connection with such Public Offering Liquidation if the Management Percentage had been 33.3%, minus (B) the number of shares of Common Stock that such holder actually received in such liquidation; and

                          (ii) if the Management Percentage for such Public Offering Liquidation is less than 23.3%, in addition to any Tier I Options, options (the "Tier II Options") entitling the holder to acquire, at an exercise price per share equal to the Tier II Price, a number of shares of the Company's Common Stock equal to the lesser of
         (x) the number of shares of Common Stock that such holder would have received in connection with such Public Offering Liquidation if the Management Percentage had been 10%, and (y) the difference of (A) the number of shares of Common Stock that such holder would have received in connection with such Public Offering Liquidation if the Management Percentage had been 33.3%, minus (B) the number of shares of Common Stock that such holder actually received in such liquidation, minus (C) the number of shares of Common Stock into which the Tier I Options issued to such holder are initially exercisable.

                 (b) For purposes of performing the calculations in subparagraphs (a)(i) and (ii) above, (i) a distribution of shares of the Company's Preferred Stock in a Public Offering Liquidation shall be considered to have been a distribution of the number of shares of Common Stock into which such Preferred Stock is convertible on the date of such liquidation, and (ii) a distribution of any other property in a Public Offering Liquidation shall be considered to have been a distribution of a number of shares of Common Stock equal to the quotient of (A) the aggregate fair market value of such distributed property on the date of such liquidation, as determined in good faith by the Board, divided by (B) the fair market value of one share of Common Stock on the date of such liquidation, as determined in good faith by the Board.

                 (c) For purposes of this paragraph, the following terms shall have the meanings set forth below:

                 "IPO Price" means the gross price per share at which shares of the Company's Common Stock are initially offered and sold to the public in connection with a Public Offering.

                 "Liquidation FMV" has the meaning ascribed to such term in the LLC Agreement.

                 "Management Percentage" has the meaning ascribed to such term in the LLC Agreement.

                 "Return Multiple" has the meaning ascribed to such term in the LLC Agreement.

                 "Tier II Price" means, with respect to a particular Public Offering Liquidation, the quotient of (x) the amount that would result in a Return Multiple of 3.5 if the Liquidation FMV for such liquidation were equal to such amount, divided by (y) the number of shares of Common Stock (determined on an as-if-converted basis) held by the LLC immediately prior to such liquidation.

                 6.       CONFIDENTIALITY, NONCOMPETE, AND NONSOLICITATION.

                 (a) Nondisclosure and Nonuse of Confidential Information. Executive shall not disclose or use at any time, either during his employment with the Company or thereafter, any Confidential Information (as defined below) of which Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by Executive's performance of duties assigned to Executive by the LLC or the Company, or to the extent such disclosure is permissible under the confidentiality provisions set forth in the Stock Purchase Agreement. Executive shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. As used in this Agreement, the term "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the LLC, the Company, or its Subsidiaries in connection with their business, including but not limited to
(i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) analysis, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customer or client lists, (xii) copyrightable works, (xiv) all technology and trade secrets, (xv) business plans and financial models, and (xvi) all similar and related information in whatever form. Confidential Information shall not include any information that has been published in a form generally available to the public prior to the date Executive proposes to disclose or use such information. Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features constituting such information have been published in combination. Notwithstanding the foregoing, "Confidential Information" shall not include any information of which (a) Executive became aware prior to his affiliation with the Company and the LLC, (b) Executive learns from sources other than the LLC, the Company or its Subsidiaries, whether prior to or after such information is actually disclosed by the LLC, the Company or its Subsidiaries or (c) is disclosed in a prospectus or other documents for dissemination to the public.

                 (b)      The Company's Ownership of Intellectual Property.

                          (i) Acknowledgment of Company Ownership. In the event that Executive as part of his activities on behalf of the Company generates, authors or contributes to any invention, design, new development, device, product, method or process (whether or not patentable or reduced to practice or constituting Confidential Information), any copyrightable work (whether or not constituting Confidential Information) or any other form of Confidential Information relating directly or indirectly to the Company's business as now or hereafter conducted (collectively, "Intellectual Property"), Executive acknowledges that such Intellectual Property is the exclusive property of the Company and hereby assigns all right, title and interest in and to such Intellectual Property to the Company. Any copyrightable work prepared in whole or in part by Executive will be deemed "a work made for hire" under Section 201(b) of the 1976 Copyright Act, and the Company shall own all of the rights comprised by the copyright therein. Executive shall promptly and fully disclose all Intellectual Property to the Company and shall cooperate with the Company to protect the Company's interests in and rights to such Intellectual Property (including, without limitation, providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur prior to or after termination of Executive's employment with the Company).

                          (ii) Executive Invention. Executive understands that paragraph (b)(i) of this Agreement regarding the Company's ownership of Intellectual Property does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company were used and which was developed entirely on Executive's own time, unless (i) the invention relates to the business of the Company or to the Company's actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by Executive for the Company.

                 (c) Delivery of Materials upon Termination of Employment. As requested by the Company from time to time and upon the termination of Executive's employment with the Company for any reason, Executive shall promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information and Intellectual Property in Executive's possession or within his control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company, shall provide the Company with written confirmation that all such materials have been delivered to the Company.

                 (d) Noncompete. Executive acknowledges and agrees with the Company and the LLC that in the course of his employment with the Company he shall become familiar with the Company's trade secrets and with other Confidential Information concerning the Company and the LLC, that Executive's services to the Company and the LLC are unique in nature and of an extraordinary value to the Company and the LLC, and that the Company and the LLC would be irreparably damaged if Executive were to provide similar services to any person or entity competing with the LLC or the Company or engaged in a similar business. In connection with the issuance to Executive of the Executive securities hereunder, in consideration of and as an inducement to the LLC's and the Company's entering into this Agreement and the Company's agreeing to issue the Tier I and Tier II Options and to assume the obligations of the LLC upon dissolution and liquidation thereof, and in further consideration of the Noncompete Compensation (as defined below), Executive accordingly covenants and agrees with the Company and the LLC that during the Noncompete Period (as defined below), Executive shall not, directly or indirectly, either for himself or for or through any other individual, corporation, partnership, joint venture or other entity, participate in any business or enterprise conducting business in any Covered MSA which engages or proposes to engage in the provision of telecommunications services. For purposes of this Agreement, (i) the term "participate in" shall include, without limitation, having any direct or indirect interest in any corporation, partnership, joint venture or other entity, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise), other than ownership of up to 2% of the outstanding stock of any class which is publicly traded, (ii) the term "MSA" means metropolitan statistical area and (iii) the term "Covered MSA" means (1) any MSA in which the Company is engaged in business or has at any time had an Approved Business Plan (as defined in the Stock Purchase Agreement) to engage in business, (2) the MSAs which include Dallas, New York, Atlanta, Chicago and Los Angeles (the "Top Five MSAs"), (3) from and after the time at which there are Approved Business Plans for each of the Top Five MSAs, each of the MSAs which include Boston, Cleveland, Denver, Detroit, Houston, Miami, Northern New Jersey, Phoenix, Philadelphia, St. Louis, San Diego, San Francisco, San Jose, Seattle and Washington, D.C. and (4) any other MSA for which a business plan has been submitted to the Company pursuant to the Stock Purchase Agreement on or prior to the termination of Executive's Employment or for which Company personnel have taken substantial steps towards completing, provided, that any such MSA under this clause (4) shall cease to be a Covered MSA if such business plan does not become an Approved Business Plan within the earlier of (x) 180 days after such submission and (y) 180 days after the termination of Executive's Employment, and, in each case, the Company's management and the LLC have attempted in good faith during such period to reach agreements that would enable such plan to become an Approved Business Plan. Notwithstanding the foregoing, the term Covered MSA shall not include any Top Five MSA which is not subject to an Approved Business Plan if business plans for at least three of such Top Five MSAs have not become Approved Business Plans prior to the later of (x) the 180th day after the date on which the Company has employed a president and chief operating officer approved by the Board's Executive Committee or (y) the 180th day after business plans for each of the Top Five MSAs have been submitted to the Company and the LLC for approval pursuant to the Stock Purchase Agreement (which business plans are eligible to qualify as Approved Business Plans because, among other things, they specify each of the items required under Section 3A of the Stock Purchase Agreement to be specified in an Approved Business Plan and do not require equity capital beyond the Maximum Commitment (as defined in the Stock Purchase Agreement), and Executive has worked in good faith to seek to have such plans become Approved Business Plans by such time. Executive agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

                 (e) Nonsolicitation. During the Noncompete Period, Executive shall not (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or any Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire directly or through another entity any person who was an employee of the Company or any Subsidiary at any time during the six months prior to the date such person is to be so hired, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the LLC, the Company or any Subsidiary to cease doing business with the LLC, the Company or any Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the LLC, the Company and its Subsidiaries (including, without limitation, making any negative statements or communications concerning the LLC, the Company or any Subsidiary).

                 (f) Noncompete Period. The "Noncompete Period" shall commence on the date hereof and shall continue until (i) if Executive is terminated prior to the third anniversary of the date hereof, the later of (A) the fourth anniversary of the date hereof and (B) the second anniversary of the date of termination, (ii) if Executive is terminated on or after the third anniversary, but prior to the fourth anniversary, of the date hereof, the fifth anniversary of the date hereof, and (iii) if Executive is terminated on or after the fourth anniversary hereof, the first anniversary of the date of termination; provided that the Noncompete Period shall terminate if at any time after the date of termination the Company ceases to pay Executive his Noncompete Compensation (unless Executive violates any covenant set forth in this paragraph 6, in which case the Noncompete Period shall continue even absent payment of the Noncompete Compensation). "Noncompete Compensation" shall consist of 100% of the base salary that Executive received as compensation from the Company and its Subsidiaries immediately prior to termination (Executive's "Previous Salary") together with the continuation of the medical benefits that the Company provided to Executive immediately prior to termination (Executive's "Previous Benefits"); provided that if at any time during the Noncompete Period Executive obtains other employment, Executive's Noncompete Compensation shall during the period of such employment (i) be reduced (but not below zero) by Executive's compensation for such employment and (ii) shall not include the continued provision of medical benefits if such employment provides medical benefits comparable to the Previous Benefits.

                 (g) Judicial Modification. If the final judgment of a court of competent jurisdiction, or any final non-appealable decision of an arbitrator in connection with a mandatory arbitration, declares that any term or provision of this paragraph is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment or decision may be appealed.

                 (h)      Dispute Resolution.

                          (i)     Arbitration.  All claims, disputes,
         controversies and other matters in question arising out of or relating to this paragraph 6, or to the alleged breach hereof, shall be settled by preliminary negotiation between the LLC or other Person bringing such allegation and the Executive (the "parties") or, if such preliminary negotiation is unsuccessful for any reason (but in any event not later than 10 days after commencement of such negotiation), by binding arbitration in accordance with the procedures set forth in this paragraph (h). Without limiting the mandatory arbitration provision set forth in this paragraph (h), each of the parties hereto
         (A) waives the right to bring an action in any court of competent jurisdiction with respect to any such claims, controversies and disputes (other than any such action to enforce the award or other remedy resulting from any arbitration pursuant to this paragraph (h) or to prevent any arbitrator from exceeding the authority granted to the arbitrators hereunder) and (B) waives the right to trial by jury in any suit, action or other proceeding brought on, with respect to or in connection with this Agreement.

                          (ii) Binding Arbitration. Upon filing of a notice of demand for binding arbitration by any party hereto, arbitration shall be commenced and conducted as follows:

                                  (A)      Arbitrators.  All claims, disputes,
                 controversies and other matters (collectively "matters") in question shall be referred to and decided and settled by a panel of three arbitrators with experience in analyzing, understanding, and making determinations concerning matters in the telecommunications industry, one selected by each of the parties and the third by the two arbitrators so selected.

                                  (B)      Cost of Arbitration.  The cost of
                 each arbitration proceeding, including without limitation the arbitrators' compensation and expenses, hearing room charges, court reporter transcript charges, etc., shall be allocated among the parties based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. The arbitrators shall also award the party that prevails substantially in its pre-hearing position its reasonable attorneys' fees and costs incurred in connection with the arbitration. The arbitrators are specifically instructed to award attorneys' fees for instances of abuse of the discovery process.

                                  (C)      Situs of Proceedings.  The situs of
                 the arbitration shall be in New York, New York, or such other place as is mutually agreeable to the parties.

                          (iii) Pre-hearing Discovery. The parties shall have the right to conduct and enforce pre- hearing discovery in accordance with the then current Federal Rules of Civil Procedure, subject to the following limitations: (A) each party may serve no more than one set of interrogatories which set shall ask no more than twenty questions; (B) each party may depose the other party's expert witnesses who will be called to testify at the hearing, plus up to six fact witnesses without regard to whether they will be called to testify (each party will be entitled to a total of not more than 24 hours of depositions of the other party's witnesses, and not more than 6 hours with respect to any single witness); and (C) document discovery and other discovery shall be under the control of and enforceable by the arbitrators, and all disputes relating thereto shall be decided by the arbitrators. Notwithstanding any contrary foregoing provisions, the arbitrators shall have the power and authority to, and to the fullest extent practicable shall, abbreviate arbitration discovery in a manner which is fair to all parties in order to expedite the conclusion of each alternative dispute resolution proceeding.

                          (iv) Pre-hearing Conference. Within thirty (30) days after filing of notice of demand for binding arbitration, the arbitrators shall hold a pre-hearing conference to establish schedules for completion of discovery, for exchange of exhibit and witness lists, for arbitration briefs, for the hearing, and to decide procedural matters and all other questions that may be presented.

                          (v) Hearing Procedures. The hearing shall be conducted to preserve its privacy and to allow reasonable procedural due process. Rules of evidence need not be strictly followed, and the hearing shall be streamlined as follows: (A) documents shall be self-authenticating, subject to valid objection by the opposing party;
         (B) expert reports, witness biographies, depositions and affidavits may be utilized, subject to the opponent's right of a live cross-examination of the witness in person; (C) charts, graphs and summaries shall be utilized to present voluminous data, provided (1) that the underlying data was made available to the opposing party thirty (30) days prior to the hearing, and (2) that the preparer of each chart, graph or summary is available for explanation and live cross-examination in person; (D) the hearing should be held on consecutive business days without interruption to the maximum extent practicable; and (E) the arbitrators shall establish all other procedural rules for the conduct of the arbitration in accordance with the rules of arbitration of the American Arbitration Association.

                          (vi) Governing Law. This arbitration provision shall be governed by, and all rights and obligations specifically enforceable under and pursuant to, the Federal Arbitration Act (9 U.S.C. Section 1, etseq.).

                          (vii) Consolidation. No arbitration shall include, by consolidation, joinder or in any other manner, any additional person not a party to this Agreement (other than affiliates of any such party, which affiliates may be included in the arbitration), except by written consent of the parties hereto containing a specific reference to this Agreement.

                          (viii) Award; Time Limit. The arbitrators are empowered to render an award of general compensatory damages and equitable relief (including, without limitation, injunctive relief), but is not empowered to award punitive damages. The award rendered by the arbitrators (A) shall be final; (B) shall not constitute a basis for collateral estoppel as to any issue; and (C) shall not be subject to vacation or modification. The arbitrators shall render any award or otherwise conclude the arbitration no later than 120 days after the date notice is given pursuant to this paragraph (h).

                          (ix) Confidentiality. The Parties hereto will maintain the substance of any proceedings hereunder in confidence and the arbitrators, prior to any proceedings hereunder, will sign an agreement whereby the arbitrator agrees to keep the substance of any proceedings hereunder in confidence.

                 7.       DEFINITIONS.

                 "Approved Business Plan" has the meaning ascribed to such term in the Stock Purchase Agreement.

                 "Basic Contributions" has the meaning ascribed to such term in the LLC Agreement.

                 "Board" means the board of managers of the LLC (or, after the dissolution and liquidation of the LLC, the board of directors of the Company).

                 "Cause" means (A) Executive's theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or the LLC, Executive's perpetration or attempted perpetration of fraud, or Executive's participation in a fraud or attempted fraud, on the Company or the LLC, or Executive's unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of the Company or the LLC, (B) any act or acts of disloyalty, misconduct or moral turpitude by Executive injurious to the interest, property, operations, business or reputation of the Company or the LLC, or Executive's conviction of a crime the commission of which results in injury to the Company or the LLC or (C) Executive's repeated refusal or failure (other than by reason of Disability) to carry out reasonable instructions by his superiors or the Board or the Company's board of directors.

                 "Class A Units" has the meaning ascribed to such term in the LLC Agreement.

                 "Class B Units" has the meaning ascribed to such term in the LLC Agreement.

                 "Class C Units" has the meaning ascribed to such term in the LLC Agreement.

                 "Class D Units" has the meaning ascribed to such term in the LLC Agreement.

                 "Common Stock" means the Company's Common Stock, par value $.01 per share.

                  "Disability" means (i) any permanent physical or mental incapacity or disability rendering the Executive unable or unfit to perform effectively the duties and obligations of his employment or to participate effectively and actively in the management of the Company, or (ii) any illness, accident, injury, physical or mental incapacity or other disability, where such condition has rendered the Executive unable or unfit to perform effectively the duties and obligations of his employment or to participate effectively and actively in the management of the Company for a period of at least 90 days (in either case, as determined in the good faith judgment of the Company's board of directors).

                 "Executive Securities" means (i) the Class B Units issued to the Executive Purchasers hereunder, (ii) upon dissolution and liquidation of the LLC, any securities of the Company distributed in respect of the securities referred to in clause (i) above pursuant to such dissolution and liquidation,
(iii) any Tier I Options or Tier II Options issued to any holder of Executive Securities hereunder, (iv) any other securities of the LLC or the Company hereafter acquired by Executive, and (v) any securities issued directly or indirectly with respect to the foregoing securities by way of a stock split, stock dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization, or upon conversion or exercise of any of the foregoing securities. As to any particular securities constituting Executive Securities, such securities shall cease to be Executive Securities when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by any holder of Class A Units, or by the LLC (including in exchange for Class C Units or Class D Units), the Company or any Subsidiary thereof

                 "Investor Equity" means (i) the Class A Units issued pursuant to the Investor Purchase Agreement, (ii) upon and after the dissolution or liquidation of the LLC, the securities distributed in respect of the securities referred to in clause (i) above pursuant to such dissolution or liquidation, and (iii) any securities issued directly or indirectly with respect to the foregoing securities by way of a stock split, stock dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization, or upon conversion or exercise of the foregoing (but not including any Class D Units issued in exchange for Class A Units). As to any particular securities constituting Investor Equity, such securities shall cease to be Investor Equity when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or
(c) repurchased by the LLC (including in exchange for Class D Units) or the Company or any Subsidiary thereof.

                 "LLC Agreement" means the limited liability company agreement of even date herewith, entered into by and among the members of the LLC, as amended from time to time in accordance with its terms.

                 "MSA" means a metropolitan statistical area.

                 "Original Cost" means, at any given time, (i) with respect to any Class B Units, the total Basic Contributions made with respect to such Class B Units pursuant to the LLC Agreement prior to such time, (ii) with respect to any Preferred Stock, the aggregate Liquidation Value (as determined under the Company's certificate of incorporation) of such Preferred Stock at such time, (iii) with respect to any Common Stock issued upon conversion of Preferred Stock, the Original Cost of such Preferred Stock, and (iv) with respect to any other securities, the original price paid upon issuance of such securities.

                 "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                 "Preferred Stock" means the Company's 12% Cumulative Convertible Preferred Stock, par value $.01 per share.

                 "Public Offering" means any underwritten sale of the Company's common stock pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 (or a successor form adopted by the Securities and Exchange Commission); provided that the following shall not be considered a Public Offering: (i) any issuance of common stock as consideration or financing for a merger or acquisition, and (ii) any issuance of common stock or rights to acquire common stock to employees of the Company or its Subsidiaries as part of an incentive or compensation plan.

                 "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                 "Securityholders Agreement" means the securityholders agreement entered into by and among the Company, the LLC, and the holders of interests in the LLC, as amended from time to time in accordance with its terms.

                 "Stock Purchase Agreement" means the stock purchase agreement of even date herewith, entered into by and between the Company and the LLC, as amended from time to time in accordance with the terms thereof.

                 "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

                 "Vesting Termination Breach" means (i) any breach of paragraph 6(d) or clause (ii) of paragraph 6(e) and (ii) any breach of any other provision of paragraph 6 which is material or is intentionally and knowingly committed by Executive.

                 8.       MISCELLANEOUS PROVISIONS.

                 (a) Further Assurances; Voting Proxy. As a condition to the LLC's and the Company's entering into this Agreement and the LLC's issuance of Executive Securities to the Executive Purchasers, and as further consideration therefor:

                          (i) Executive hereby unconditionally guarantees the full and prompt performance of each Executive Purchaser's obligations under this Agreement and under each of the agreements contemplated hereby to which such Executive Purchaser is a party, and Executive agrees that he will take all necessary or desirable actions to ensure such performance as are reasonably requested by the LLC or the Company. Executive further agrees that he will not provide any directions to an Executive Purchaser that are contrary to any obligation imposed on such Executive Purchaser under this Agreement or under such other agreements, and that Executive will not fail to provide any directions to an Executive Purchaser if such failure would cause an Executive Purchaser not to satisfy its obligations hereunder or thereunder. This guarantee shall be irrevocable with respect to each Executive Security held by an Executive Purchaser (and shall survive any transfer thereof, or the death, disability, incompetency, or bankruptcy of such Executive Purchaser) until such time as such Executive Security is transferred in accordance with the terms hereof to a Person other than a member of Executive's Family Group, at which time this guarantee shall be deemed revoked with respect to such security (but not with respect to any other Executive Securities). No invalidity, irregularity or unenforceability of this Agreement or such other agreements by reason of an Executive Purchaser's incapacity, minor status, incompetency, bankruptcy, insolvency, or otherwise shall impair, affect or be a defense to the obligations of Executive under this guarantee.

                          (ii)    Each Executive Purchaser (other than
         Executive) hereby appoints Executive as his true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of such Executive Purchaser's Executive Securities on all matters to be voted on by the holders of such securities (whether as a member vote, a shareholder vote, an approval right under this Agreement or the other agreements contemplated hereby, or otherwise). These proxies and powers granted by each Executive Purchaser pursuant to this paragraph are coupled with an interest, and are given to secure such Executive Purchasers' obligations under this Agreement and the other agreements contemplated hereby to which the Executive Purchasers are parties. Such proxies and powers shall be irrevocable with respect to each Executive Security held by an Executive Purchaser (and shall survive any transfer thereof, or the death, disability, incompetency, or bankruptcy of such Executive Purchaser) until such time as such Executive Security is transferred in accordance with the terms hereof to a Person other than a member of Executive's Family Group, at which time such proxy shall be deemed revoked with respect to such security (but not with respect to any other Executive Securities).

                 (b) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Securities in violation of any provision of this Agreement shall be void, and none of the LLC, the Company, or any Subsidiary thereof shall record such purported Transfer on its books or treat any purported transferee of such Executive Securities as the owner of such securities for any purpose.

                 (c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                 (d) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                 (e) Counterparts. This Agreement may be executed in separate counterparts, none of which need contain the signature of more than one party hereto but each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (f)      Successors and Assigns.

                          (i) Except as otherwise provided herein, this Agreement shall bind the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns whether so expressed or not.

                          (ii) Each of the Company, the LLC, each of the Executive Purchasers, and each holder of Executive Securities hereby acknowledges that upon and after the dissolution and liquidation of the LLC, (A) all contractual obligations and duties of the LLC hereunder shall thereafter bind and be enforceable against the Company, (B) all rights and powers granted to the LLC hereunder (including, without limitation, the repurchase rights set forth in paragraph 3) shall inure to the benefit of and be enforceable by the Company, (C) all references to the LLC shall thereafter be deemed to be references to the Company, and (D) this Agreement shall thereafter operate and be construed as if the word "Company" were substituted for the word "LLC" in each such instance.

                 (g) CHOICE OF LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS HERETO SHALL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.

                 (h) Remedies. Each of the parties to this Agreement (including any holder of Investor Equity or employee of the Company to which the LLC assigns any of its repurchase rights under paragraph 3 hereof) shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                 (i) Amendment, Modification, or Waiver. The provisions of this Agreement may be amended, modified, or waived only with the prior written consent of the LLC and the Executive.

                 (j) Third-Party Beneficiaries. The parties hereto acknowledge and agree that certain provisions of this Agreement are intended for the benefit of certain holders of Investor Equity or employees of the Company to which the LLC assigns any of its repurchase rights under paragraph 3 hereof, that such Persons are third-party beneficiaries of this Agreement and that provisions of this Agreement shall be enforceable by such Persons as provided herein.

                 (k) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of Illinois, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

                 (l) Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words "include" or "including" in this Agreement shall be by way of example rather than by limitation. The use of the words "or," "either" or "any" shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                 (m) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when
(a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day, or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the following Persons at the following addresses:

                 To the LLC:

                 c/oMadison Dearborn Capital Partners
                 Three First National Plaza, Suite 3800
                 Chicago, Illinois 60670
                 Attention: James N. Perry, Jr.
                 Telephone:       (312) 732-5416
                 Telecopy:        (312) 732-4098

                 with a copy (which shall not constitute notice) to:

                 Kirkland & Ellis
                 200 East Randolph Drive
                 Chicago, Illinois 60601
                 Attention:       Mark B. Tresnowski, Esq.
                 Telephone:       (312) 861-2385
                 Telecopy:        (312) 861-2200

                 and a copy (which shall not constitute notice) to:

                 Swidler & Berlin
                 3000 K Street, N.W., Suite 300
                 Washington, D.C. 20007
                 Attention:       John Klusaritz, Esq.
                 Telephone:       (202) 424-7586
                 Telecopy:        (202) 424-7643

                 To the Company:

                 15190 Prestonwood Boulevard
                 Suite 421
                 Dallas, Texas 75248
                 Attention:       Royce J. Holland
                 Telephone:       (972) 385-3176
                 Telecopy:        (972) 385-3176
                 with a copy (which shall not constitute notice) to:

                 Kirkland & Ellis
                 200 East Randolph Drive
                 Chicago, Illinois 60601
                 Attention:       Mark B. Tresnowski, Esq.
                 Telephone:       (312) 861-2385
                 Telecopy:        (312) 861-2200

                 and a copy (which shall not constitute notice) to:

                 Swidler & Berlin
                 3000 K Street, N.W., Suite 300
                 Washington, D.C. 20007
                 Attention:       John Klusaritz, Esq.
                 Telephone:       (202) 424-7586
                 Telecopy:        (202) 424-7643

                 To an Executive Purchaser:  at the address set forth in the
                                             LLC's or the Company's records.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                 (n) Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

                        *         *          *         *

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.



                                           TRANSCEND TELECOM, L.L.C.

                                           By: /s/ THOMAS M. LORD
                                               ------------------------------

                                           Its:  Chief Financial Officer
                                               ------------------------------



                                           TRANSCEND TELECOM, INC.

                                           By: /s/ THOMAS M. LORD
                                               ---------------------------

                                           Its: Chief Financial Officer
                                               ---------------------------



                                           EXECUTIVE PURCHASERS


                                           /s/ ROYCE J. HOLLAND
                                           -----------------------------------
                                           Royce J. Holland


                                           Royce J. Holland Family Limited
                                           Partnership


                                           By:  /s/ ROYCE J. HOLLAND
                                                ------------------------------
                                                Royce J. Holland, its general
                                                partner